H.J. Helwerda, B.Sc., P.Eng., FEC, FGC (Hon.), President
D.J. Carsted, CD, B.Sc., P.Geol., Executive VP, CTO
C.P. Six, B.Sc., P.Eng., VP, Unconventional
N.T. Stewart, B.A.Sc., P.Eng., VP, Canada
S.W. Penell, B.S., P.Eng., Manager, Engineering, International
A.A. Szabo, B.Sc., P.Eng., Manager, Engineering, Canada
B.F. Jose, M.Sc., P.Geoph., VP, Geoscience, International
K.P. McDonald, B.Comm., CA, CFO
M.R. Van de Veen, QC, J.D., M.B.A., L.L.M., General Counsel,
Corporate Secretary

                                                                                                                                                                                      April 28, 2015

Hemisphere Energy Corporation
2000, 1055 West Hastings St.
Vancouver, BC V6E 2E9

Dear Sirs:

We hereby consent to the use of and references to our name and our report titled “Evaluation of the P&NG Reserves of Hemisphere Energy Corporation (As of December 31, 2012) Constant Dollars”, and the inclusion of information derived from such report, in the Annual Report on Form 20-F of Hemisphere Energy Corporation.

Sincerely,

SPROULE ASSOCIATES LIMITED

/s/ Richard A. Brekke
Richard A. Brekke, P.Eng.
Manager, Engineering and Partner